EXHIBIT INDEX



(h)(8) Amended and Restated Fee Waiver Agreement dated July 1, 2004 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Massachusetts Tax-Exempt Fund, AXP Michigan Tax-Exempt Fund, AXP New York Tax-Exempt Fund, and Ohio Tax-Exempt Fund, each a series of AXP Special Tax-Exempt Series Trust.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.